EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Carrizo Oil & Gas, Inc.

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-35245, 333-55838 and 333-116528) pertaining to the Incentive Plan of Carrizo Oil & Gas, Inc. of our report dated March 25, 2004, with respect to the consolidated financial statements of Carrizo Oil & Gas, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2005.

Ernst & Young LLP

Houston, Texas
April 10, 2006